UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 18, 2018

Date of Report (Date of earliest event reported)

Tocagen Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38052	26-1243872
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3030 Bunker Hill Street, Suite 230 San Diego, California		92109
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 412-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01.	Entry into a Material Definitive Agreement.

On April 18, 2018, Tocagen Inc. (“Tocagen”), Beijing Apollo Venus Biomedical Technology Limited and ApolloBio Corp. (collectively, “ApolloBio”) entered into a license agreement (the “Agreement”) pursuant to which Tocagen granted to ApolloBio an exclusive license to develop and commercialize Toca 511 & Toca FC within the greater China region, including mainland China, Hong Kong, Macao and Taiwan (the “Licensed Territory”).

Pursuant to the Agreement, ApolloBio will make an upfront payment of $16.0 million to Tocagen as a condition to the effectiveness of the license and other rights granted under the Agreement (as more fully described below). Tocagen will be also be eligible for additional future payments totaling up to $111.0 million upon meeting certain development and commercial milestones, including $4.0 million in near-term development milestones, including completion of enrollment in the Toca 5 study, in addition to low double-digit tiered royalty payments based on annual net sales of licensed products in the Licensed Territory, subject to reduction under specified circumstances. ApolloBio will be responsible for all development and commercialization costs in the Licensed Territory.

ApolloBio must register the Agreement with People’s Republic of China (“PRC”) authorities and obtain currency conversion approval from PRC authorities to make the upfront payment, other than an initial installment payment that is payable within 10 days of execution of the Agreement. In the event that the initial installment of the upfront payment is not paid within 10 days of execution of the Agreement, or the remainder of the upfront payment is not paid within 90 days after execution of the Agreement, Tocagen has the right to terminate the Agreement upon written notice to ApolloBio. Other payments to be made under the Agreement are also subject to PRC currency exchange approval and may be subject to other approvals by PRC authorities. The license and other rights granted to ApolloBio under the Agreement are expected to become effective in the second quarter of 2018.

Unless earlier terminated, the Agreement will expire upon the expiration of the last-to-expire royalty term for any and all licensed products, which royalty term is, with respect to a licensed product in a particular region (i.e., mainland China, Hong Kong, Macao and Taiwan) of the Licensed Territory (each, a “Region”), the latest of (i) 10 years after the first commercial sale of such licensed product in such Region, (ii) the expiration of all regulatory exclusivity as to such licensed product in such Region and (iii) the date of expiration of the last valid patent claim covering such licensed product in such Region. Either party may terminate the Agreement upon a material breach by the other party that remains uncured following 60 days (or, with respect to any payment breach, 10 days) after the date of written notice of such breach. ApolloBio may terminate the Agreement at any time by providing 90 days’ prior written notice to Tocagen. In addition, Tocagen may terminate the Agreement upon written notice to ApolloBio under specified circumstances if ApolloBio challenges the licensed patent rights.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the complete Agreement, a copy of which will be filed, with confidential terms redacted, with the Securities and Exchange Commission as an exhibit to Tocagen’s Quarterly Report on Form 10-Q for the quarterly period ending June 30, 2018.

On April 19, 2018, Tocagen and ApolloBio issued a joint press release announcing the Agreement. A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release, dated April 19, 2018.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this report regarding matters that are not historical facts may be considered “forward-looking statements,” including, but not limited to, statements regarding the payments Tocagen expects to receive from ApolloBio under the Agreement, including the timing and amounts of such payments, ApolloBio’s development and regulatory capabilities and resources, the development and regulatory environment for oncology candidates and gene therapy candidates in the greater China region, and the market potential for oncology products and gene therapy products in the greater China region. Forward-looking statements are typically, but not always, identified by the use of words such as “may,” “would,” “believe,” “intend,” “plan,” “anticipate,” “estimate,” “expect,” and other similar terminology. Forward-looking statements are based on current expectations of management and upon what management believes to be reasonable assumptions based on information currently available to it, and are subject to risks and uncertainties. Such risks and uncertainties may cause actual results to differ materially from the expectations set forth in the forward-looking statements. Such risks and uncertainties include, but are not limited to: ApolloBio’s ability to obtain required currency exchange and other approvals from PRC authorities for payments under the Agreement; the uncertain timing of obtaining such approvals; regulatory developments in the greater China region, the United States and other countries; ApolloBio’s ability to execute on its strategy, including the availability to ApolloBio of sufficient capital for such purpose; the success, cost and timing of ApolloBio obtaining approval to import Toca 511 and Toca FC manufactured outside of the greater China region for use in clinical trials or for commercial distribution; tariffs or restrictions that PRC authorities may impose on the import of pharmaceutical products manufactured outside of the greater China region; the amount of PRC withholding tax and value added tax that ApolloBio will be required to deduct from any payments to Tocagen under the Agreement; the extent, if any, to which Tocagen is able to recover any such withheld amounts; ApolloBio’s diligence obligations and resource commitments with respect to the development and commercialization of other products in-licensed by ApolloBio from third parties and ApolloBio’s own internally-developed products; timing and success of Tocagen’s clinical trials and planned clinical trials of Toca 511 & Toca FC; timing and success of obtaining FDA approval of Toca 511 & Toca FC; and other risks detailed in Tocagen’s recent filings on Forms 10-K and 10-Q with the Securities and Exchange Commission. All forward-looking statements contained in this report speak only as of the date on which they were made. Tocagen undertakes no obligation to update any forward-looking statements to reflect new information, events or circumstances, or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tocagen Inc.

Dated: April 19, 2018	By:	/s/ Mark Foletta
Mark Foletta
Executive Vice President, Chief Financial Officer